UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  December 14, 2009

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Officers or Certain Officers; Election of Directors; Appointment of Certain Officers

On December 14, 2009, Mr. David Wesson, Controller, resigned from his position as Swift Energy Company’s Controller.  Mr. Wesson will remain an employee of the Company until early 2010 to assist in the transition of his position.

On December 14, 2009, the Board of Directors appointed Barry S. Turcotte, 39, as Vice President and Controller, and he will serve as the Company’s principal accounting officer under SEC guidelines.  Mr. Turcotte joined Swift Energy Company in 2001 and was promoted to Assistant Controller in 2005, a position he held until his recent promotion.  He has over seventeen years of experience in the accounting profession, both in public accounting firm practice and in the energy industry.  Mr. Turcotte is a Certified Public Accountant and holds both a Bachelor of Business Administration in Accounting and a Masters of Business Administration, both from the University of Houston.

Mr. Turcotte will receive salary, bonus and will participate in the Company’s benefit programs at levels consistent with his seniority and scope of responsibility.  The Company will also enter into its standard form indemnification agreement with Mr. Turcotte.

On December 16, 2009, Swift Energy Company issued a press release announcing Mr. Wesson’s resignation and Mr. Turcotte’s appointment.  The press release is attached as Exhibit 99.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibit.

Exhibit Number	Description

99	Swift Energy Company press release dated December 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2009

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

99	Swift Energy Company press release dated December 16, 2009.